Exhibit 5.1

Squire Patton Boggs (US) LLP
1 E. Washington St., Suite 2700
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October 8, 2021

TSR, Inc.
400 Oser Avenue
Hauppauge, NY 11788

Ladies and Gentlemen:

We have acted as counsel to TSR, Inc., a Delaware corporation (the “Company”) in connection with its registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement includes two prospectuses: (i) a base prospectus relating to the registration of the offering of up to $5,000,000 in shares (the “Base Prospectus Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), which includes the Placement Shares described hereafter, and (ii) an at-the-market offering prospectus covering up to $4,167,000 in Base Prospectus Shares (the “Placement Shares” and the Base Prospectus Shares may hereinafter be referred to as the “Shares”) of Common Stock that may be sold under an at-the-market offering through A.G.P./Alliance Global Partners (“A.G.P.”), as the sales agent, pursuant to a Sales Agreement, dated as of the date hereof, by and between the Company and A.G.P.

We have reviewed originals or copies, certified or otherwise identified to our satisfaction of such documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein and made such examination of law as we have deemed appropriate to give the opinions set forth herein. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies.

For purposes of the opinions set forth below, we refer to the following as “Future Approval and Issuance”:

(a)	the approval by the Company’s board of directors (or a duly authorized committee of the board of directors) of the issuance of the Shares (the “Approval”), and

(b)	the issuance of the Shares in accordance with the Approval and the receipt by the Company of the consideration (which shall not be less than the par value of such Shares) to be paid in accordance with the Approval.

The opinion set forth below is limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon Future Approval and Issuance, will be validly issued, fully paid and nonassessable.

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For purposes of the opinion set forth above, we have further assumed that (i) the Company will not at any time issue shares of Common Stock or reduce the total number of shares of Common Stock that the Company is authorized to issue under its certificate of incorporation such that the number of authorized but unissued shares of Common Stock under the Company’s certificate of incorporation is less than the number of unissued Shares and (ii) that no Future Approval and Issuance will purport to issue Shares in an amount in excess of the number of authorized but unissued shares of Common Stock under the Company’s certificate of incorporation at such time.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP
Squire Patton Boggs (US) LLP